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Exhibit 99.2

UNITEDGLOBALCOM, INC.
DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM
FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK

        THIS FORM IS TO BE USED ONLY BY THE DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF UNITEDGLOBALCOM, INC. RIGHTS TO ACQUIRE CLASS A COMMON STOCK WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED IN FULL THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF RIGHTS CERTIFICATES.

        THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS DATED                        , 2004 (THE "PROSPECTUS") OF UNITEDGLOBALCOM, INC. (THE "COMPANY") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

        THIS FORM WILL BE VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON                            , 2004, UNLESS EXTENDED (THE "EXPIRATION TIME").

1.
The undersigned hereby certifies to the Company and Mellon Investor Services LLC (on behalf of Mellon Bank, N.A.), as the subscription agent (the "Subscription Agent"), that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) exercised in full the basic subscription privilege (the "Basic Subscription Privilege") in respect of the transferable subscription rights (the "Class A Rights") to purchase shares of the Company's Class A common stock, par value $.01 per share ("Class A Common Stock"), delivered to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a notice of guaranteed delivery ("Notice of Guaranteed Delivery") in respect of the exercise in full of the Basic Subscription Privilege and will deliver the Class A Rights (with respect to which such Notice of Guaranteed Delivery was delivered) to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent.

2.
The undersigned hereby exercises the oversubscription privilege (the "Oversubscription Privilege") to purchase, to the extent available,                         shares of Class A Common Stock and certifies to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Privilege was exercised in full.

3.
The undersigned understands that payment of the subscription price (the "Subscription Price") of $            per share for each share of Class A Common Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount of $                         (check appropriate box):

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has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above;

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is being delivered to the Subscription Agent herewith; or

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has been delivered separately to the Subscription Agent; and, in the case of payment not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

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certified check

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bank draft (cashier's check)

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money order

Name of maker:

Date of check or draft or money order number:

Bank on which check is drawn or issuer of money order:

Basic Subscription Confirmation Number	DTC Participant Number
Name of DTC Participant	Contact Name
By:	Phone Number:

Name:	Date:

Title:

PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION FORM TO THE SUBSCRIPTION AGENT.

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UNITEDGLOBALCOM, INC. DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK